Exhibit 10.60

PROMISSORY NOTE

$250,000	May 22, 2002
Brisbane, California

For Value Received, Lawrence M. Blatt (“Borrower”) an employee of Intermune, Inc., a Delaware corporation (“Lender”), hereby unconditionally promises to pay to the order of Lender, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) together with interest accrued and unpaid, if any (“Loan”).

It is the intent of the parties that the purpose of this Secured Promissory Note (“Note”) is not for consumer, family or household purposes.

1.              PRINCIPAL REPAYMENT.  The outstanding principal balance of the Loan shall be subject to scheduled amortized repayments on the dates and in the amounts listed below; provided, however, the outstanding principal balance of the Loan plus all accrued but unpaid interest and other charges hereunder shall be due and payable in full upon the earlier to occur of any of the following:  (a) that date which is five (5) years from the date of this Note; (b) fifteen (15) days after either the resignation by Borrower of his employment with Lender or the termination of his employment for any or no reason whatsoever, including the death of Borrower; or (c) any sale or transfer of all or any portion of the Property (as defined in Section 5) (any of the events described in clauses (a) through (c) shall be the “Maturity Date”).  Notwithstanding anything to the contrary contained herein, Borrower shall have the right to prepay all or any part of the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, without penalty or premium at any time prior to the Maturity Date.

Repayment Date	Repayment Amount
May 30, 2003	$50,000
May 30, 2004	$50,000
May 30, 2005	$50,000
May 30, 2006	$50,000
May 30, 2007	$50,000

2.              INTEREST RATE.  Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at a fixed rate of four and sixty-five hundredths percent (4.65%) per annum (the “Interest Rate”) and calculated on the basis of a 365-day year for the actual number of days elapsed.  Accrued and unpaid interest shall be due and payable on each of the Repayment Dates set forth in Section 1 above.

3.              DEFAULT INTEREST.  If any amount payable hereunder shall not be paid when due, at the option of Lender and in lieu of the interest payable under Section 2 above, the unpaid principal balance shall immediately begin to accrue interest at a rate equal to the Interest Rate plus one percent (1.0%) per annum.

4.              APPLICATION OF PAYMENTS.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.  Any payment due hereunder shall be paid to Lender at 3280

Bayshore Boulevard, Brisbane, California  94005, Attn: Controller, or at such other place as Lender may designate.  Any amount payable hereunder will be due and payable without set-off, deduction, or counter-claim.

5.              SECURITY.  [Intentionally omitted.]

6.              DEFAULT AND REMEDIES.

(a)                                  Default.  Each of the following events shall be an “Event of Default” hereunder: (i) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable; (ii) the breach by Borrower of any other covenant or agreement under this Note; (iii) the default by Borrower of his obligations under the Deed of Trust or any other instrument evidencing or securing this Note; (iv) the default by Borrower of his obligations under any mortgage, deed of trust, encumbrance or lien respecting the Property, which encumbrance is senior to the Deed of Trust; (v) the appointment of a receiver for any part of the Property of, or an assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower; or (vi) the transfer, directly or indirectly, of all or any part of the Property, whether by sale, lease, assignment, mortgage or otherwise, voluntarily or involuntarily.

(b)                                  Remedies.  Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to Section 6(a)(v) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.  Lender shall have all rights and may exercise any remedies available to it under the Deed of Trust, at law, or in equity, successively or concurrently.

(c)                                  Right of Set-off.  Upon the occurrence of an Event of Default under Section 6, Lender is hereby authorized to set off and apply any and all payments by way of payroll deduction, if necessary (whether for compensation, bonus arrangements, expense reimbursement, vacation, commission payment or otherwise) at any time held and other obligations at any time owing by Lender to or for the account of Borrower against any principal and/or interest due hereunder.

7.              NOTICE.  All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt (or refusal of delivery) if sent by courier service or U.S. mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given below or such other addresses as the parties may hereafter designate in writing.  The date shown on the courier’s confirmation of delivery or return receipt shall be conclusive as to the date of receipt.

Borrower:	Lawrence Blatt

Lender:	InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005
Attn: General Counsel

8.              MAXIMUM LEGAL RATE OF INTEREST.  All agreements between Borrower and Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Lender exceed the maximum amount permissible under applicable law.  Lender shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law.  If Lender ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower.  If interest otherwise payable to Lender would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law.  This section shall control all agreements between Borrower and Lender in connection with the indebtedness evidenced hereby.

9.              WAIVER.  Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.  The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

10.       MISCELLANEOUS.

(a)                                  Borrower shall pay all costs, including, without limitation, reasonable attorneys’ fees and expenses incurred by Lender in collecting the sums due hereunder or in connection with the release of any security for this Note.

(b)                                  This Note may be modified only by a written agreement executed by Borrower and Lender.

(c)                                  The terms of this Note shall inure to the benefit of and bind Borrower and Lender and their respective heirs, legal representatives and successors and assigns.

(d)                                  Time is of the essence with respect to all matters set forth in this Note.

(e)                                  If this Note is destroyed, lost or stolen, Borrower will deliver a new note to Lender on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note.  Lender shall furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Borrower in connection with the replacement of this Note.

(f)                                    If any provision of this Note shall be held to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Note.

(g)                                 If this Note is now, or hereinafter shall be, signed by more than one party or person, it shall be the joint and several obligation of such parties or persons and shall be binding upon such parties and upon their respective successors and assigns.

11.       GOVERNING LAW.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12.       JURISDICTION AND VENUE.  For any legal action arising from or related to this Agreement, the parties hereby: (i) consent and submit solely to jurisdiction and venue of the state and federal courts located in San Francisco County, California, (ii) agree that such courts shall be the sole courts utilized and (iii) hereby waive any jurisdictional or venue objections to such courts, including without limitation, forum non conveniens.

IN WITNESS WHEREOF, Borrower has executed this Secured Promissory Note as of the date and year first above written.

Borrower:

/s/ Lawrence Blatt
LAWRENCE BLATT